Exhibit 99.1

Jerash Holdings to Acquire New Manufacturing Facility and Associated Land;

Expected to Significantly Increase Company’s Production Capacity

Fairfield, New Jersey – February 5, 2026 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company” or “Jerash”), which manufactures and exports custom, ready-made, sportswear and outerwear for leading global brands, today announced it has received approval from the Housing Bank for Trade and Finance (the “Housing Bank”) to acquire an approximate 184,000 square-foot, bank-owned manufacturing building and associated land adjacent to its existing facilities in Amman, Jordan, for around $3.4 million.

The Company committed a $0.6 million down payment, with the Housing Bank financing the remaining $2.8 million of the acquisition over an eight-year period, with the first principal payment due from Jerash in February 2027.

Jerash plans to invest an additional approximate $5.0 million to renovate the property and for the purchase of advanced manufacturing equipment to establish its new flagship production complex. This strategic investment is expected to allow Jerash to increase its manufacturing capacity by at least 40 percent and support increasing demand from existing customers, while enabling the Company to pursue new business opportunities.

Renovations are anticipated to be completed before the end of 2026. Once operational, the new facility is expected to gradually employ up to approximately 2,500 workers, as demand and order volumes increase. Recruiting efforts will begin before renovations are completed and prior to the installation of new equipment, ensuring the facility can ramp up operations quickly upon completion.

“This investment in our future reflects management’s and our board’s confidence in the strength of our business, our markets, and long-term growth outlook, and represents a major milestone in Jerash’s business growth strategy for the next five years,” said Sam Choi, Jerash’s chairman and chief executive officer. “Customer demand from global apparel brands continues to strengthen, and this new facility gives us the necessary capacity and technological capability to scale responsibly, while maintaining the quality and reliability our customers expect.

“Beyond increasing production, this investment is about people and partnerships. We are very excited to bring new jobs and new people to the community, and expand our business with new and existing customers, as we position Jerash to achieve sustained growth and success for years to come, and further enhance shareholder value,” Choi added.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. manufactures and exports custom, ready-made, sportswear and outerwear for leading global brands and retailers, including VF Corporation (which owns brands such as The North Face, Timberland, and Vans), New Balance, G-III (which licenses brands such as DKNY and Nautica), Acushnet Holdings Corp (which owns the brand FootJoy), American Eagle, and Skechers. Jerash’s existing production facilities in Jordan comprise six factory units and four warehouses, and Jerash currently employs approximately 6,000 people. Additional information is available at www.jerashholdings.com.

Forward-Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “seek”, “potential,” “outlook” and similar expressions are intended to identify forward-looking statements. Such statements, including, but not limited to, completion of the new facility before the end of 2026, Jerash’s current views with respect to future events and its financial forecasts, and expansion of the customer base among high-profile global brands, are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the U.S. Securities and Exchange Commission. These and other risks and uncertainties are detailed in the Company’s filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

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For more Information, Contact:

PondelWilkinson Inc.

Judy Lin or Roger Pondel

310-279-5980

jlin@pondel.com